SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2020

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward-looking statements.

Item 1.01     Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 24, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 2,560,000 units (the “Units”). Of the 2,560,000 Units: (a) 2,310,000 Units consist of one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $5.00 per share of Common Stock; and (b) 250,000 Units consist of one pre-funded warrant to purchase one share of Common Stock and a Warrant. The public offering price was $5.00 per Unit and the underwriters agreed to purchase 2,560,000 Units at an 8.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to 384,000 Shares or pre-funded warrants and up to 384,000 Warrants for shares of Common Stock to cover over-allotments, if any.

As part of the Offering, the Company offered, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of Common Stock immediately following the consummation of this Offering, the opportunity to purchase Units including one pre-funded warrant in lieu of one share of common stock in the Unit. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each Unit including a pre-funded warrant will be equal to $4.99, the price per Unit including one Share, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each Unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a Share we are offering will be decreased on a one-for-one basis.

The gross proceeds from the Offering are expected to be approximately $12.8 million, or approximately $14.72 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 128,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $5.50 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of three years from their initial exercise date. Pursuant to the customary FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

Pursuant to the Underwriting Agreement, the Company also granted the underwriters a right of first refusal, for a period of 18 months from the commencement of the Offering, to act as lead managing underwriter and book-runner or minimally as co-lead manager and co-book runner and/or co-lead placement agent at each of the underwriter’s discretion, for each and every future public and private equity, equity-linked or debt (excluding commercial bank debt) offering, including all equity linked financings undertaken during such period by the Company, or any of the Company’s successors or subsidiaries, but excluding the private placement fund-raising efforts of Immutak Oncology, Inc. In the event that both underwriters exercise their respective right of first refusal as to the same public equity offering, the economic participation between the Representative and Joseph Gunnar & Co., LLC (“Joseph Gunnar”) for this right of first refusal shall be 75% to the Representative and 25% to Joseph Gunnar. In addition, the Company also agreed to pay the underwriters an aggregate cash fee of 8% in the event investors previously directly introduced to the Company by such parties provide capital, including, but not limited to, via any exercise of the warrants or overallotment warrants (if any) issued in this Offering to the Company during the period commencing 91 days following the closing of the Offering and continuing for a period of 15 months thereafter.

The Shares, pre-funded warrants, and Warrants will be issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-239958), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 20, 2020, as amended, which was declared effective on September 24, 2020. The Offering is expected to close on September 29, 2020, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company and each director and executive officer of the Company have agreed, for a period of 180 days after the closing of the Offering, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

The Warrants will be issued pursuant to a warrant agent agreement to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent.

The foregoing summaries of the Underwriting Agreement and the pre-funded warrants do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibit 1.1 and Exhibit 4.4.1 and are incorporated herein by reference.

Item 3.03     Material Modification to Rights of Security Holders.

On September 24, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation effecting a 1-for-20 reverse stock split pursuant to which, as of 12:01 a.m. on September 25, 2020, each twenty (20) shares of the Company’s Common Stock, par value $0.001 per share, then issued and outstanding automatically and without any action on the part of the respective holders thereof, was combined and reclassified into one (1) share of Common Stock, par value $0.001 per share. For further details, please refer to Item 5.03 below.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 24, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation effecting a 1-for-20 reverse stock split pursuant to which, as of 12:01 a.m. on September 25, 2020, each twenty (20) shares of the Company’s Common Stock, par value $0.001 per share (“Old Common Stock”), then issued and automatically and without any action on the part of the respective holders thereof, was combined and reclassified into one (1) share of Common Stock, par value $0.001 per share (“New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). The Reverse Stock Split does not affect the total number of shares of Common Stock that the Company is authorized to issue. No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would have been entitled to receive fractional shares will be entitled, upon surrender to our transfer agent of certificates representing such shares, to a cash payment in lieu thereof equal to the fraction to which the stockholder otherwise would have been entitled multiplied by the closing price (calculated on a post-split basis) of our Common Stock as reported by The OTC Market on September 24, 2020.

Each stock certificate that, immediately prior to the filing, represented shares of Old Common Stock, automatically and without the necessity of presenting the same for exchange, now represents that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate have been reclassified. Each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. The Company’s transfer agent will be sending letters of transmittal for stockholders of record to use in obtaining new share certificates.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01     Other Events.

On September 25, 2020, in connection with the Offering described in Item 1.01, the Company’s Common Stock and the Warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the trading symbols “GOVX” and “GOVXW,” respectively.

The Company issued a press release on September 24, 2020 announcing the pricing of the Offering, the Reverse Stock Split and the Nasdaq listing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated September 24, 2020 between the Company and Maxim Group LLC, as representative of the underwriters
3.1	Certificate of Amendment to the Certificate of Incorporation
4.4.1	Form of Pre-Funded Warrant
99.1	Pricing press release dated September 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2020

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer